Verano Broadens Retail Footprint in Northeast Florida with the Opening of MÜV Yulee, the Company’s 74th Florida Location

•Located at 463128 State Road 200, MÜV Yulee bolsters the Company’s retail presence in the Jacksonville metropolitan area, a region with more than 1.6 million residents1
•MÜV Yulee complements nearby MÜV dispensaries in Jacksonville Beach, Jacksonville-Hendricks and Jacksonville-Skymarks
•Verano’s active operations span 13 states, comprised of 137 dispensaries and 14 cultivation and processing facilities, with more than 1 million square feet of cultivation capacity

CHICAGO, January 5, 2024 – Verano Holdings Corp. (NEO: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the opening of MÜV Yulee on Friday, January 5th, the Company’s 74th Florida dispensary and 137th location nationwide. MÜV Yulee, located at 463128 State Road 200, will be open Monday through Saturday from 9 a.m. to 7 p.m. and Sunday from 11 a.m. to 5 p.m., local time.

Situated in Nassau County, which counts more than 90,000 residents1, MÜV Yulee enhances the Company’s footprint in the Jacksonville metropolitan area, accompanying MÜV dispensaries in Jacksonville and Jacksonville Beach.

“We are so excited to welcome patients at MÜV Yulee, the first medical cannabis dispensary in the community. Continuing on our expansion plans across the state, MÜV Yulee is the 12th MÜV location we’ve opened across Florida in the last year and our first of 2024, kicking off another busy season of retail expansion,” said Joel Noonan, EVP of the Southern Region. “With four MÜV dispensaries in the Jacksonville area, we are thrilled to add another convenient location for Northeast Florida patients to connect with our patient-centric advisors and access our wide variety of high quality medical cannabis products.”

MÜV dispensaries feature online menus for effortless browsing of their extensive, award-winning product selection, including the Company’s signature Verano Reserve, MÜV and Sweet Supply flower, Encore edibles, On the Rocks concentrates and extracts, and Savvy flower and extracts, spanning an array of categories. The Company also offers one-on-one virtual and in-store consultations at no cost to patients and provides patient-centric concierge services via phone, email, web chat and text to address patient questions and inquiries.

For additional convenience and accessibility, patients can visit muvfl.com or the MÜV mobile application - available in the Google Play and Apple App stores - for additional information and to place orders for express in-store pickup.

Product images, logos and b-roll footage are available on the Company Newsroom.

About Verano
Verano Holdings Corp. (NEO: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress
1 Source: U.S. Census

and the bold exploration of cannabis. Verano offers a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners and produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 14 production facilities with over 1,000,000 square feet of cultivation capacity. Learn more at www.verano.com.

Contacts:

Media
Verano
Grace Bondy
Senior Manager, Communications
Grace.Bondy@verano.com

Investors
Verano
Julianna Paterra, CFA
Vice President, Investor Relations
Julianna.Paterra@verano.com

Forward Looking Statements
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.
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